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                                                                     EXHIBIT 5.1







                   [LETTERHEAD OF RICHARDS, LAYTON & FINGER]



                               December 4, 1996





MBNA America Bank, National Association
400 Christiana Road
Newark, Delaware  19713

                 Re:   MBNA Master Credit Card Trusts

Ladies and Gentlemen:

                 We have acted as special Delaware counsel for MBNA America Bank, National Association, a national banking association (the "Bank"), in connection with (i) the proposed issuance and sale of series certificates (the "New Certificates") by the MBNA Master Credit Card Trust II pursuant to a Pooling and Servicing Agreement, dated as of August 4, 1994, as amended by the First Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 11, 1996 (the "Original New Pooling and Servicing Agreement"), by and between the Bank, as Seller and Servicer, and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "New Trustee"), as amended by Assignment No. 1 of Receivables in Additional Accounts, dated as of September 19, 1994 ("Assignment No. 1"), by and between the Bank, as Seller and Servicer, and the New Trustee, by Assignment No. 2 of Receivables in Additional Accounts, dated as of November 15, 1994 ("Assignment No. 2"), by and between the Bank, as Seller and Servicer, and the New Trustee, by Assignment No. 3 of Receivables in Additional Accounts, dated as of March 30, 1995 ("Assignment No. 3"), by and between the Bank, as Seller and Servicer, and the New Trustee, by Assignment No. 4 of Receivables in Additional Accounts, dated as of July 6, 1995 ("Assignment No. 4"), by and between the Bank, as Seller and Servicer, and the New Trustee, by Assignment No. 5 of Receivables in Additional Accounts, dated as of October 3, 1995 ("Assignment No.

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MBNA America Bank, National Association
December 4, 1996
Page 2



5"), by and between the Bank, as Seller and Servicer, and the New Trustee, by Assignment No. 6 of Receivables in Additional Accounts, dated as of March 8, 1996 ("Assignment No. 6"), by and between the Bank, as Seller and Servicer, and the New Trustee, by Assignment No. 7 of Receivables in Additional Accounts, dated as of May 30, 1996 ("Assignment No. 7"), by and between the Bank, as Seller and Servicer, and the New Trustee, by Assignment No. 8 of Receivables in Additional Accounts, dated as of September 4, 1996 ("Assignment No. 8"), by and between the Bank, as Seller and Servicer, and the New Trustee, by Assignment No. 9 of Receivables in Additional Accounts, dated as of October 3, 1996 ("Assignment No. 9"), by and between the Bank, as Seller and Servicer, and the New Trustee, and by Assignment No. 10 of Receivables in Additional Accounts, dated as of November 5, 1996 ("Assignment No. 10"), by and between the Bank, as Seller and Servicer, and the New Trustee, and as to be supplemented from time to time by Supplements in the form of the supplements which are attached as Exhibits 4.5 and 4.6 to the Registration Statement (as defined below) (each, a "Supplement") (the Original New Pooling and Servicing Agreement, as amended by Assignment No. 1, Assignment No. 2, Assignment No. 3, Assignment No. 4, Assignment No. 5, Assignment No. 6, Assignment No. 7, Assignment No. 8, Assignment No. 9 and Assignment No. 10, and as to be supplemented by a Supplement is hereinafter referred to as the "New Pooling and Servicing Agreement"), and (ii) the proposed issuance and sale of series certificates (the "Old Certificates") by the MBNA Master Credit Card Trust pursuant to a Pooling and Servicing Agreement, dated as of September 25, 1991 (the "Original Old Pooling and Servicing Agreement"), by and between the Bank, as Seller and Servicer, and Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee"), as amended by Assignment No. 1 of Receivables in Additional Accounts, dated as of March 30, 1992 (the "First Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 2 of Receivables in Additional Accounts, dated as of August 26, 1992 (the "Second Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 3 of Receivables in Additional Accounts, dated as of January 28, 1993 (the "Third Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 4 of Receivables in Additional Accounts, dated as of May 20, 1993 (the "Fourth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 5 of Receivables in Additional Accounts, dated as of July 29, 1993 (the "Fifth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 6 of Receivables in Additional Accounts, dated as of November 17, 1993 (the "Sixth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 7 of Receivables in Additional Accounts, dated as of February 9, 1994 (the "Seventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, and by Assignment No. 8 of Receivables in Additional Accounts, dated as of May 11, 1994 (the "Eighth Assignment"), by and




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MBNA America Bank, National Association
December 4, 1996
Page 3



between the Bank, as Seller and Servicer, and the Trustee, and as to be supplemented by a Supplement (the Original Old Pooling and Servicing Agreement, as amended by the First Assignment, the Second Assignment, the Third Assignment, the Fourth Assignment, the Fifth Assignment, the Sixth Assignment, the Seventh Assignment and the Eighth Assignment, and as to be supplemented by a Supplement, is hereinafter referred to as the "Old Pooling and Servicing Agreement"). At your request, this opinion is being furnished to you.

                 For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

                 (a)      The Old Pooling and Servicing Agreement;

                 (b)      The New Pooling and Servicing Agreement;

                 (c) Post Effective Amendment No. 1 to Registration Statement No. 33-99324 on Form S-3 (the "Registration Statement"), filed by the Bank with the Securities and Exchange Commission on December 4, 1996, including a related preliminary prospectus (the "Prospectus"); and

                 (d) A certificate of an officer of the Bank, dated December 4, 1996.

                 For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In connection with the formation and authorization to transact business of the Bank, in rendering this opinion, we have relied upon an opinion, dated December 4, 1996, of John W. Scheflen, Esquire, a copy of which is attached hereto as Exhibit "A."

                 With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

                 For purposes of this opinion, we have assumed that, at the time of issuance and sale of the New Certificates and the Old Certificates, (i) the due authorization, execution and delivery by all parties thereto of all documents examined





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MBNA America Bank, National Association
December 4, 1996
Page 4



by us, (ii) the Bank will be a national banking association duly formed and validly existing under the laws of the United States of America, (iii) the Bank will have all necessary corporate power and authority to cause the issuance and sale of the New Certificates and the Old Certificates, (iv) the Bank will have taken all necessary corporate action to cause the issuance and sale of the New Certificates and the Old Certificates, (v) the issuance and sale of the New Certificates or the Old Certificates, as the case may be, will not be contrary to any applicable law, rule, regulation or order, and (vi) in connection with the documents of which we have reviewed a form, all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

                 This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

                 Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                 1. When issued and sold in accordance with the terms of the New Pooling and Servicing Agreement, including when duly executed and authenticated by the New Trustee in accordance with the terms of the New Pooling and Servicing Agreement and issued and delivered against payment therefor, the New Certificates will be legally issued, fully paid and nonassessable and entitled to the benefits of the New Pooling and Servicing Agreement.

                 2. When issued and sold in accordance with the terms of the Old Pooling and Servicing Agreement, including when duly executed and authenticated by the Trustee in accordance with the terms of the Old Pooling and Servicing Agreement and issued and delivered against payment therefor, the Old Certificates will be legally issued, fully paid and nonassessable and entitled to the benefits of the Old Pooling and Servicing Agreement.

                 We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Securities Act of 1933, as





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MBNA America Bank, National Association
December 4, 1996
Page 5



amended. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. This opinion is rendered solely for your benefit in connection with the foregoing. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                               Very truly yours,

                                               /s/ RICHARDS, LAYTON & FINGER


MIL/WAY/MM/bw





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                                   EXHIBIT A
                                                     December 4, 1996

Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899

         Re: MBNA Master Credit Card Trusts, Asset Backed Certificates MBNA America Bank, National Association (Seller) Registration Statement on Form S-3

Gentlemen:

         I am familiar with the registration statement on Form S-3 (the "Registration Statement") to be filed on or about December 4, 1996 by MBNA America Bank, National Association, a national banking association (the "Bank") on behalf of MBNA Master Credit Card Trusts (each, a "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance from time to time by a specified Trust of a series (each, a "Series") of its Asset Backed Certificates representing undivided interests in such Trust. The Series of Asset Backed Certificates to be issued by the Trusts in offerings pursuant to the Registration Statement are collectively referred to herein as the "Certificates."

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

         Based upon the forgoing, I am of the opinion that the Bank is a national banking association formed under the laws of the United States of America and is authorized thereunder to transact the business of banking.

         I am admitted to the Bar of the State of Maryland, and express no opinion as to the law of any jurisdiction other than the laws of the United States of America.

         You may rely on this opinion in connection with an opinion to be submitted by you to the Bank and filed by the Bank with the Securities and Exchange Commission as an exhibit to the Registration Statement. I hereby consent of the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus relating to the Certificates. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,


                                             /s/ JOHN W. SCHEFLEN
                                             ----------------------
                                             John W. Scheflen, Esq.